 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 23, 2014

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-34242	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania	19335
_________________________________ (Address of principal executive offices)	___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

DNB Financial Corp.  (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (this “Amendment”) to amend its current report on Form 8-K as filed with the Securities and Exchange Commission (the “Commission”) on January 23, 2014 (the “Original Filing”). The Company issued a press release discussing the Company’s 2013 fourth quarter earnings, a copy of which press release was furnished under Item 9.01 of the Original Filing. The purpose of this Amendment is to add pages 6 through 7, which had been inadvertently excluded from the press release furnished in the Original Filing, and to correct a typographical error in the hyperlink for Exhibit 99.1 on page 4.  The press release that was transmitted on GlobeNewswire was correct, and matches the corrected press release that is furnished as Exhibit 99.1 to this Amendment.

Item 2.02. Disclosure of Results of Operations and Financial Condition.

On January 23, 2014, DNB Financial Corp. issued a press release discussing the Company's 2013 fourth quarter earnings. The press release, attached as Exhibit 99.1 hereto and incorporated herein by reference, is being furnished to the SEC and shall not be deemed to be "filed" for any purpose.

On January 24, 2014, the Company issued an amended 8-K to add pages to the press release that had been inadvertently excluded from the Original Filing, and to correct a typographical error in a hyperlink on page 4, as explained above under the Explanatory Note.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is furnished herewith:

99.1 Press Release, dated January 23, 2014 of DNB Financial Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

January 24, 2014	By:	/s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Chief Financial Officer and Executive Vice President

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 23, 2014 of DNB Financial Corp.